Exhibit 10.111

NEITHER, THE ISSUANCE AND SALE OF THE SECURITIES, REPRESENTED BY THIS CERTIFICATE, NOR, THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

PROMISSORY NOTE

Principal Amount:	$250,000

Issue Date:	July 21, 2012

Maturity Date:	December 31, 2012

$250,000	Minneapolis, MN
July 21, 2012

FOR VALUE RECEIVED, ADVAXIS, INC., a Delaware corporation (“Maker”), hereby promises to pay to JLSI, LLC (“Payee”) on the Maturity Date set forth below, the aggregate Principal Amount of Two Hundred Fifty Thousand Dollars ($250,000) together with interest thereon from the date of this Note. Interest shall accrue at a rate of thirty-three percent (33%) per annum, compounded annually.

1.          Payment of Principal. The principal amount of this Note, together with all unpaid interest accrued thereon and any other amounts payable hereunder, shall be due and payable in full upon January 31, 2013 (the “Maturity Date”).

2.          Payment of Interest. There shall be no periodic payments of interest on this Note.

3.          Prepayment. This Note may not be prepaid without the written consent of the Payee.

4.          Defaults. If any of the following shall occur (each a “Default”): (a) Maker fails to pay, when due, all or any part of any principal or other payment required to be made hereunder; or (b) any representation or warranty made by Maker in this Note shall have been incorrect in any material respect when made; or (c) Maker shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any such person or entity seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such person or entity or for any substantial part of its property; (d) any judgment, writ or similar final process is entered or filed against Maker or any of its property or other assets for more than One Hundred Thousand Dollars ($100,000.00) and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days; or (e) a default by the Maker under any one or more obligations in an aggregate amount in excess of One Hundred Thousand Dollars ($100,000.00) for more than twenty (20) days, unless the Maker is contesting the validity of such obligation in good faith and has segregated cash funds equal to not less than one-half of the contested amount, the (i) the unpaid principal balance hereof, accrued and unpaid interest thereon and all other sums payable hereunder shall be immediately due and payable, without diligence, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and (ii) Payee may exercise any and all of its other rights under applicable law and/or hereunder. In addition, upon the occurrence of a Default the then unpaid accrued interest shall be immediately compounded and thereafter interest shall accrue at a rate of forty-three percent (43%) per annum, compounded annually.

5.          Representations and Warranties of Maker. Maker represents and warrants as follows as of the date hereof: (a) it is duly organized, validly existing and in good standing under the laws of its state of organization; (b) the execution, delivery and performance by Maker of this Note and any documents entered into in connection herewith, each individually, as a “Loan Document” and, collectively, as the “Loan Documents”) are within Maker’s powers, have been duly authorized by all necessary actions, and do not contravene its governing agreements, certificates or other organization documents, and do not contravene any law or any contractual restriction binding on or affecting Maker; (c) no authorization or approval or other action by, and no notice to or filing with, except as contemplated by the Loan Documents, any governmental authority or regulatory body is required for the due execution, delivery and performance by Maker of any Loan Document; (d) each Loan Document constitutes the legal, valid and binding obligation of Maker party thereto, enforceable against Maker in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; (e) there is no pending or, to Maker’s knowledge, threatened action or proceeding affecting Maker before any governmental agency or arbitrator with respect to the transactions contemplated by the Loan Documents or which may materially adversely affect the property, assets or condition (financial or otherwise) of Maker; (f) the Maker is current in its filing obligations under the 1934 Act, including without limitation as to its filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (collectively, the “Public Reports”) and such Public Reports do not contain any untrue statement of a material fact or omit to state any fact necessary to make any statement therein not misleading, (g) the financial statements included within the Public Reports for the fiscal year ended October 31, 2010, for the fiscal year ended October 31, 2011 and for each quarterly period thereafter (the “Financial Statements”) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated and with each other, except that unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles, and (h) the Financial Statements fairly present, in all material respects, the financial condition and operating results of the Maker as of the dates, and for the periods, indicated therein, subject in the case of unaudited Financial Statements to normal year-end audit adjustments.

6.          Miscellaneous.

(a)          All amounts to be paid by hereunder shall be paid when due by wire transfer in United States dollars and immediately available funds in accordance with the wire instructions delivered to such party entitled to receive such payment prior to such date. If any payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

(b)          No delay or omission on the part of Payee in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

(c)          If interest or other amounts payable under this Note is in excess of the maximum permitted by law, the interest or other amounts chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the principal balance of this Note and applied to the same and not to the payment of interest or such other amounts, as applicable.

(d)          Note shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to rules regarding conflicts of laws. In the event that any provision of Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or unenforceability of any other provision of Note. This Note shall be binding upon and inure to the benefit of Maker and Payee and their respective successors, assigns, heirs and legal representations, except that Maker may not assign any rights or obligations hereunder without the prior written consent of Payee. Payee may assign to other affiliated entities all or a portion of its rights under this Note.

(e)          If this Note is lost or destroyed, Maker shall, at Payee’s request, execute and return to Payee a replacement promissory note identical to this Note. No replacement of this Note shall result in a novation of Maker’s obligations under this Note.

(f)          The Maker hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the holder of this Note in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise.

(g)          The Maker agrees that any delay on the part of the holder in exercising any rights hereunder will not operate as a waiver of such rights. The holder of this Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

ADVAXIS, INC.

By:	/s/ THOMAS A. MOORE
Name: Thomas A. Moore
Title: Chairman and CEO, Advaxis, Inc.

Agreed and accepted by:

/s/ JOHN N. LILLY
John N. Lilly
President
John Lilly Strategic Insights, LLC

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